PRESS RELEASE

INNOSPEC COMPLETES SALE OF AROMA CHEMICALS BUSINESS

Aroma Chemicals divested to Emerald Kalama Chemical

Innospec to focus on core strategy– Fuel Specialties, Oilfield Specialties and Personal Care

Englewood, CO – July 6 2015 – Innospec, Inc. (NASDAQ: IOSP) today announced that it has completed the divestment of its Aroma Chemicals business unit (Innospec Widnes Limited) to Emerald Kalama Chemical, a business group of Emerald Performance Materials LLC, on July 6, 2015.

The transaction was first announced on June 8, 2015, and closed in line with expectations. Innospec will use the proceeds as part of its balanced capital management program.

Patrick S. Williams, President & CEO of Innospec said “We are pleased the sale has been completed and that the Aroma Chemicals business and its employees can thrive under new owners who are committed to this market. I would like to take this opportunity to thank all the employees for their hard work and dedication during Innospec’s ownership.

This allows Innospec to concentrate on our core strategy, focusing on Fuel Specialties, Oilfield Specialties and Personal Care.

We will continue to deliver innovative products and high quality service to our customers in these growing markets, and leverage our operations and strong balance sheet to enhance shareholder value ”

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 1300 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. This business also contains Oilfield Specialties which provides specialty chemicals for oil & gas drilling and production operations. Innospec’s Performance Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care and Polymers markets. Innospec’s Octane Additives business is the world’s only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “believes,” “feels” or similar words or expressions), for example, which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2014, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports.  Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt
Innospec Inc.
+44-151-356-6241
Brian.Watt@innospecinc.com

Robert D. Ferris
RF|Binder Partners
+1-212-994-7505
Robert.Ferris@RFBinder.com

Chloe Miller
RF|Binder Partners
+1-212-994-7636
Dan.Scorpio@RFBinder.com